Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Inducement Plan of Egalet Corporation of our report dated March 13, 2017 with respect to the consolidated financial statements of Egalet Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, PA

March 13, 2017